EXHIBIT 99

For Immediate Release | February 27, 2015	701 Ninth St., NW
Media Contact: Robert Hainey	Washington, DC 20068
Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com	pepcoholdings.com
Investor Contact: Donna Kinzel	NYSE: POM
Office 302-429-3004 | donna.kinzel@pepcoholdings.com

 Pepco Holdings Reports Fourth Quarter and Full Year 2014

Financial Results

Pepco Holdings, Inc. (NYSE: POM) today reported fourth quarter and full year 2014 earnings from continuing operations as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net Income from Continuing Operations (GAAP)
Net Income ($ in millions)	$35	$58	$242	$110
Earnings Per Share	$0.14	$0.23	$0.96	$0.45

Adjusted Net Income from Continuing Operations (Non-GAAP)
Adjusted Net Income ($ in millions)	$59	$61	$321	$280
Adjusted Earnings Per Share	$0.23	$0.24	$1.27	$1.14

“2014 was a year of significant accomplishments as we continued to see appreciable improvements in both reliability and customer satisfaction. Our financial and operating results reflect the positive impact of our investments in the electric system across our jurisdictions,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer. “During the fourth quarter of 2014, approval for the pending merger with Exelon was received from the Federal Energy Regulatory Commission and the Hart-Scott-Rodino waiting period expired.” Rigby added, “This month a settlement agreement in connection with the merger was filed with the Delaware Public Service Commission, and regulatory approval was received from the Board of Public Utilities in New Jersey. We are pleased with our progress to date and work continues with Exelon on obtaining the remaining state regulatory approvals. Looking ahead, we remain confident that our pending

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merger with Exelon will provide significant stakeholder benefits, including enhancing our ability to achieve our fundamental strategy of providing our customers with safe and reliable service.”

In 2014, Pepco Holdings’ GAAP net income from continuing operations was $242 million, or 96 cents per share, as compared to $110 million, or 45 cents per share in the prior year. Excluding items that we believe are not representative of ongoing business operations, 2014 adjusted net income from continuing operations would have been $321 million, or $1.27 per share, as compared to $280 million, or $1.14 per share in the prior year.

The primary drivers of the increase in adjusted net income from continuing operations (Non-GAAP) for 2014, as compared to 2013, were higher electric distribution and transmission revenue (primarily due to higher rates from continued infrastructure investment and growth in the number of distribution customers), partially offset by higher depreciation expense and higher operation and maintenance expense.

Pepco Holdings’ GAAP net income from continuing operations for the three months ended December 31, 2014 was $35 million, or 14 cents per share, as compared to $58 million, or 23 cents per share, for the same quarter in the prior year. Excluding items that we believe are not representative of ongoing business operations, adjusted net income from continuing operations for the fourth quarter of 2014 would have been $59 million, or 23 cents per share, as compared to $61 million, or 24 cents per share, in the fourth quarter of 2013.

The decrease in adjusted net income from continuing operations (Non-GAAP) in the fourth quarter of 2014, as compared to the 2013 fourth quarter, was due to higher operation and maintenance expense and higher depreciation expense, partially offset by higher electric distribution revenue (primarily due to higher rates from continued infrastructure investment) and favorable income tax adjustments.

Due to the pending merger with Exelon, Pepco Holdings will not be providing earnings guidance for 2015.

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data are representative of Pepco Holdings’ ongoing business operations. Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors. The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

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Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income from Continuing Operations (Millions of dollars)		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
Reported (GAAP) Net Income from Continuing Operations		$35	$58	$242	$110
Adjustments (after-tax):
•	Incremental merger-related transaction costs	6	–	23	–
•	Incremental merger-related integration costs	2	–	8	–
•	Impairment losses related to Pepco Energy Services (PES) long-lived assets	16	3	48	3
•	Potomac Capital Investment Corporation (PCI) valuation allowances related to certain deferred tax assets	–	–	–	101
•	Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	–	66
Adjusted Net Income from Continuing Operations (Non-GAAP)		$59	$61	$321	$280

Earnings per Share from Continuing Operations		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
Reported (GAAP) Earnings per Share from Continuing Operations		$0.14	$0.23	$0.96	$0.45
Adjustments (after-tax):
•	Incremental merger-related transaction costs	0.02	–	0.09	–
•	Incremental merger-related integration costs	0.01	–	0.03	–
•	Impairment losses related to PES long-lived assets	0.06	0.01	0.19	0.01
•	PCI valuation allowances related to certain deferred tax assets	–	–	–	0.41
•	Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	–	0.27
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)		$0.23	$0.24	$1.27	$1.14

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using composite income tax rates of 35 to 41 percent. Most merger-related costs are not tax deductible.

Discontinued Operations

Due to the early termination of Pepco Holdings’ cross-border energy lease investments during 2013, these investments are accounted for as discontinued operations and are no longer reported as a separate segment for financial reporting purposes.

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In 2013, Pepco Energy Services completed a previously announced wind-down of its retail energy supply component. As a result, the operations of PES’ retail electric and natural gas supply businesses are accounted for as discontinued operations and are no longer a part of the PES segment for financial reporting purposes.

For the year ended December 31, 2014, there was no activity in discontinued operations, compared to a net loss of $1.31 per share for 2013.

Recent Events

Pepco Holdings – Exelon Merger

On November 20, 2014, the Federal Energy Regulatory Commission issued an order approving the planned merger with Exelon Corporation (Exelon) announced in April 2014. On December 22, 2014, the Hart-Scott-Rodino Act (HSR) waiting period expired, however, the Department of Justice has not advised Pepco Holdings or Exelon that it has concluded its investigation. The HSR Act no longer precludes the parties from closing the merger for a period of twelve months following the expiration of the waiting period. On February 11, 2015, a stipulation of settlement agreement related to the merger proceeding was approved by the New Jersey Board of Public Utilities. On February 13, 2015, a settlement agreement was filed with the Delaware Public Service Commission (DPSC). The agreement requires the approval of the DPSC. Applications for merger approval are pending with the District of Columbia Public Service Commission (DCPSC) and the Maryland Public Service Commission. The parties anticipate closing the transaction in the second or third quarter of 2015 following the receipt of the required approvals.

Operations

•	Power Delivery electric sales were 47,215 gigawatt hours (GWh) for the full year 2014 compared to 47,497 GWh in the full year 2013. In the electric service territory, heating degree days increased by 4 percent and cooling degree days decreased by 6 percent for 2014 compared to 2013. Weather-adjusted electric sales were 47,108 GWh for the full year 2014 compared to 47,477 GWh for the full year 2013.

•	Power Delivery electric sales were 10,996 GWh in the fourth quarter of 2014, compared to 11,085 GWh for the same period in 2013. In the electric service territory, heating degree days decreased by 7 percent for the three months ended December 31, 2014, compared to the same period in 2013. Weather-adjusted electric sales were 11,179 GWh in the fourth quarter of 2014, compared to 11,013 GWh for the same period in the prior year.

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•	For the quarter ended December 31, 2014, PES recorded an impairment loss of $28 million ($16 million after-tax) associated with its combined heat and power thermal generating facilities and operations in Atlantic City, as a result of significant adverse changes in the financial condition of its customers and business climate. PES impairment losses for the full year 2014 were $81 million ($48 million after-tax).

•	During 2014, PES signed $43 million in energy efficiency contracts and $88 million in underground transmission construction contracts. PES signed $66 million in energy efficiency contracts and $111 million in underground transmission construction contracts for the same period in 2013.

Regulatory Matters

•	On November 12, 2014, Pepco and the District of Columbia Department of Transportation received approval from the DCPSC for the triennial plan and related surcharge (filed in June 2014) for the District of Columbia power line undergrounding project. The legislation for the public-private partnership to underground up to 60 high-voltage lines became law on May 3, 2014. The DCPSC issued the order approving the financing plan on November 24, 2014. The order authorizes the District of Columbia to issue up to $375 million of bonds to fund the majority of its portion of the underground project and establishes a customer surcharge that will repay the cost of the bonds. The DCPSC orders are subject to a notice of appeal period which expires on April 3, 2015. If no appeals are filed, the District of Columbia will move forward on the financing plan, and the project is expected to begin in the second half of 2015.

Further details regarding changes in consolidated earnings between 2014 and 2013 are provided in the schedules that follow. Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors. Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information. Information on the website is not part of this news release.

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About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. Through Pepco Energy Services, PHI also provides energy savings performance contracting services, underground transmission and distribution construction and maintenance services, and steam and chilled water under long-term contracts.

Forward-Looking Statements: Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 27, 2015, and investors should refer to these risk factor sections and other statements. All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2014 / 2013

	Year Ended December 31,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2013 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$1.18	$0.01	$(0.74)	$0.45

2013 Adjustments (2)
• Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	-	-	0.27	0.27
• PCI valuation allowances related to certain deferred tax assets	-	-	0.41	0.41
• Impairment loss related to PES long-lived assets	-	0.01	-	0.01

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	1.18	0.02	(0.06)	1.14

Change from 2013 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	-	-	-	-
- Rate Increases	0.20	-	-	0.20
- Other Distribution Revenue	0.06	-	-	0.06
• Network Transmission Revenue	0.04	-	-	0.04
• Operation and Maintenance	(0.04)	-	-	(0.04)
• Depreciation and Amortization	(0.09)	-	-	(0.09)
• Other, net	0.01	-	-	0.01
Pepco Energy Services	-	-	-	-
Corporate and Other	-	-	-	-
Income Tax Adjustments	(0.03)	0.01	-	(0.02)
Dilution	(0.03)	-	-	(0.03)

2014 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	1.30	0.03	(0.06)	1.27

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	-	(0.09)	(0.09)
• Incremental merger-related integration costs	(0.03)	-	-	(0.03)
• Impairment losses related to PES long-lived assets	-	(0.19)	-	(0.19)

2014 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$1.27	$(0.16)	$(0.15)	$0.96

(1)	The 2013 weighted average number of diluted shares outstanding was 246 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings per share.

(4)	The 2014 weighted average number of diluted shares outstanding was 252 million.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2014 / 2013

	Three Months Ended December 31,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2013 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.25	$-	$(0.02)	$0.23

2013 Adjustment (2)
• Impairment loss related to PES long-lived assets	-	0.01	-	0.01

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.25	0.01	(0.02)	0.24

Change from 2013 earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	(0.01)	-	-	(0.01)
- Rate Increases	0.04	-	-	0.04
- Other Distribution Revenue	0.01	-	-	0.01
• ACE Basic Generation Service (primarily unbilled revenue)	0.01	-	-	0.01
• Operation and Maintenance	(0.05)	-	-	(0.05)
• Depreciation and Amortization	(0.02)	-	-	(0.02)
• Other, net	(0.01)	−	-	(0.01)
Pepco Energy Services	-	-	-	-
Corporate and Other	-	-	-	-
Net Interest Expense	(0.01)	-	-	(0.01)
Income Tax Adjustments	0.02	-	0.01	0.03

2014 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.23	0.01	(0.01)	0.23

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	-	(0.02)	(0.02)
• Incremental merger-related integration costs	(0.01)	-	-	(0.01)
• Impairment losses related to PES long-lived assets	-	(0.06)	-	(0.06)

2014 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.22	$(0.05)	$(0.03)	$0.14

(1)	The 2013 weighted average number of diluted shares outstanding was 250 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings per share.

(4)	The 2014 weighted average number of diluted shares outstanding was 253 million.

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SEGMENT INFORMATION

	Year Ended December 31, 2014
	(millions of dollars)

	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,607	$278	$(7)	$4,878
Operating Expenses (b)	3,916	354 (c)	4	4,274
Operating Income (Loss)	691	(76)	(11)	604
Interest Expense	226	1	41	268
Other Income	40	2	2	44
Income Tax Expense (Benefit)	185	(36)	(11)	138
Net Income (Loss) from Continuing Operations	320	(39)	(39)	242
Total Assets	13,719	244	1,704	15,667
Construction Expenditures	$1,144	$3	$76	$1,223

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(7) million for Operating Revenue, $(7) million for Operating Expenses and $(4) million for Interest Expense.
(b)	Includes depreciation and amortization expense of $549 million, consisting of $511 million for Power Delivery, $7 million for Pepco Energy Services and $31 million for Corporate and Other.
(c)	Includes impairment losses of $81 million ($48 million after-tax) associated with Pepco Energy Services’ combined heat and power thermal generating facilities and operations in Atlantic City.

	Year Ended December 31, 2013
	(millions of dollars)

	Power Delivery	Pepco Energy Services		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,472	$203		$(9)	$4,666
Operating Expenses (b)	3,828	201	(c)	(31)	3,998
Operating Income	644	2		22	668
Interest Expense	228	1		44	273
Other Income	28	3		3	34
Income Tax Expense (d)	155	1		163 (e)	319
Net Income (Loss) from Continuing Operations	289	3		(182)	110
Total Assets	13,027	335		1,486	14,848
Construction Expenditures	$1,194	$4		$112	$1,310

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(10) million for Operating Revenue, $(9) million for Operating Expenses and $(5) million for Interest Expense.
(b)	Includes depreciation and amortization expense of $473 million, consisting of $439 million for Power Delivery, $6 million for Pepco Energy Services and $28 million for Corporate and Other.
(c)	Includes impairment losses of $4 million ($3 million after-tax) associated with Pepco Energy Services’ landfill gas-fired electric generation facility.
(d)	Includes after-tax interest associated with uncertain and effectively settled tax positions allocated to each member of the consolidated group, including a $12 million interest benefit for Power Delivery and interest expense of $66 million for Corporate and Other.
(e)	Includes non-cash charges of $101 million representing the establishment of valuation allowances against certain deferred tax assets of PCI included in Corporate and Other.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	UNAUDITED
	(millions of dollars, except per share data)

Operating Revenue	$1,118	$1,091	$4,878	$4,666

Operating Expenses
Fuel and purchased energy	458	483	2,080	2,070
Other services cost of sales	46	34	207	146
Other operation and maintenance	245	204	924	851
Depreciation and amortization	139	121	549	473
Other taxes	98	103	413	428
Deferred electric service costs	(10)	(13)	20	26
Impairment losses	28	4	81	4
Total Operating Expenses	1,004	936	4,274	3,998
Operating Income	114	155	604	668

Other Income (Expenses)
Interest and dividend income	(1)	-	-	-
Interest expense	(68)	(68)	(268)	(273)
Gain from equity investments	-	-	-	2
Other income	3	10	44	32
Total Other Expenses	(66)	(58)	(224)	(239)
Income from Continuing Operations Before Income Tax Expense	48	97	380	429

Income Tax Expense Related to Continuing Operations	13	39	138	319

Net Income from Continuing Operations	35	58	242	110

Loss from Discontinued Operations, Net of Income Taxes	-	-	-	(322)

Net Income (Loss)	$35	$58	$242	$(212)

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	252	250	251	246

Weighted average shares outstanding – Diluted (millions)	253	250	252	246

Earnings per share of common stock from Continuing Operations – Basic and Diluted	$0.14	$0.23	$0.96	$0.45

Loss per share of common stock from Discontinued Operations – Basic and Diluted	-	-	-	(1.31)

Basic and Diluted earnings (loss) per share	$0.14	$0.23	$0.96	$(0.86)

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14	$23
Restricted cash equivalents	25	13
Accounts receivable, less allowance for uncollectible accounts of $40 million and $38 million, respectively	782	835
Inventories	141	148
Deferred income tax assets, net	50	51
Income taxes and related accrued interest receivable	9	274
Prepaid expenses and other	63	54
Total Current Assets	1,084	1,398

OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,409	2,087
Income taxes and related accrued interest receivable	81	75
Restricted cash equivalents	14	14
Other	166	163
Total Other Assets	4,077	3,746

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	15,465	14,567
Accumulated depreciation	(4,959)	(4,863)
Net Property, Plant and Equipment	10,506	9,704

TOTAL ASSETS	$15,667	$14,848

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$ 729	$ 565
Current portion of long-term debt and project funding	431	446
Accounts payable	174	215
Accrued liabilities	313	301
Capital lease obligations due within one year	10	9
Taxes accrued	41	56
Interest accrued	47	47
Liabilities and accrued interest related to uncertain tax positions	6	397
Other	314	277
Total Current Liabilities	2,065	2,313
DEFERRED CREDITS
Regulatory liabilities	343	399
Deferred income tax liabilities, net	3,266	2,928
Investment tax credits	16	17
Pension benefit obligation	396	116
Other postretirement benefit obligations	265	206
Liabilities and accrued interest related to uncertain tax positions	2	28
Other	193	189
Total Deferred Credits	4,481	3,883
OTHER LONG-TERM LIABILITIES
Long-term debt	4,441	4,053
Transition bonds issued by ACE Funding	171	214
Long-term project funding	8	10
Capital lease obligations	50	60
Total Other Long-Term Liabilities	4,670	4,337
COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK
Series A preferred stock, $.01 par value, 18,000 shares authorized, 12,600 and zero shares outstanding, respectively	129	-

EQUITY
Common stock, $.01 par value - 400,000,000 shares authorized, 252,728,684 and 250,324,898 shares outstanding, respectively	3	3
Premium on stock and other capital contributions	3,800	3,751
Accumulated other comprehensive loss	(46)	(34)
Retained earnings	565	595
Total Equity	4,322	4,315
TOTAL LIABILITIES AND EQUITY	$ 15,667	$ 14,848

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POWER DELIVERY SALES AND REVENUE

	Three Months Ended December 31,		Year Ended December 31,
Power Delivery Sales (Gigawatt Hours)	2014	2013	2014	2013
Regulated T&D Electric Sales
Residential	3,688	3,826	17,129	17,168
Commercial and industrial	7,235	7,183	29,831	30,070
Transmission and other	73	76	255	259
Total Regulated T&D Electric Sales	10,996	11,085	47,215	47,497

Default Electricity Supply Sales
Residential	3,016	3,047	13,851	13,743
Commercial and industrial	1,245	1,170	5,420	5,079
Other	11	13	44	55
Total Default Electricity Supply Sales	4,272	4,230	19,315	18,877

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$184	$180	$824	$781
Commercial and industrial	245	236	1,013	970
Transmission and other	112	106	440	395
Total Regulated T&D Electric Revenue	$541	$522	$2,277	$2,146

Default Electricity Supply Revenue
Residential	$287	$289	$1,312	$1,376
Commercial and industrial	124	124	553	542
Other	36	41	211	157
Total Default Electricity Supply Revenue	$447	$454	$2,076	$2,075

Other Electric Revenue	$16	$14	$60	$60

Total Electric Operating Revenue	$1,004	$990	$4,413	$4,281

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	2,436	2,496	8,550	7,861
Commercial and industrial	1,778	1,713	6,063	4,945
Transportation and other	1,681	1,849	6,418	6,990
Total Regulated Gas Sales	5,895	6,058	21,031	19,796

Regulated Gas Revenue (Millions of dollars)
Residential	$29	$32	$106	$103
Commercial and industrial	15	17	59	52
Transportation and other	3	2	11	10
Total Regulated Gas Revenue	$47	$51	$176	$165

Other Gas Revenue	$2	$3	$18	$26

Total Gas Operating Revenue	$49	$54	$194	$191

Total Power Delivery Operating Revenue	$1,053	$1,044	$4,607	$4,472

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POWER DELIVERY – CUSTOMERS

	December 31, 2014	December 31, 2013

Regulated T&D Electric Customers (in thousands)
Residential	1,669	1,650
Commercial and industrial	200	200
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,871	1,852

Regulated Gas Customers (in thousands)
Residential	118	117
Commercial and industrial	10	9
Transportation and other	–	–
Total Regulated Gas Customers	128	126

WEATHER DATA – CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Heating Degree Days	1,405	1,511	4,431	4,281
20 Year Average	1,519	1,526	4,259	4,276
Percentage Difference from Average	(8%)	(1%)	4%	−
Percentage Difference from Prior Year	(7%)		4%

Cooling Degree Days	31	67	1,360	1,453
20 Year Average	32	29	1,396	1,393
Percentage Difference from Average	(3%)	131%	(3%)	4%
Percentage Difference from Prior Year	(54%)		(6%)

14 (more)

PEPCO ENERGY SERVICES Financial Information - Continuing Operations

(Millions of Dollars)	Three Months Ended December 31,
	2014	2013

Operating Revenue	$66	$49
Cost of Goods Sold	47	34
Gross Margin	19	15
Other Operation and Maintenance Expenses	15	10
Impairment Losses	28 (1)	4	(2)
Depreciation and Amortization	1	2
Operating Loss	(25)	(1)
Other Income	—	1
Loss Before Income Taxes	(25)	—
Income Tax Benefit	(11)	—
Loss from Continuing Operations (GAAP)	$(14)	$—

(Millions of Dollars)	Year Ended December 31,
	2014	2013

Operating Revenue	$278	$203
Cost of Goods Sold	212	148
Gross Margin	66	55
Other Operation and Maintenance Expenses	54	43
Impairment Losses	81 (1)	4	(2)
Depreciation and Amortization	7	6
Operating (Loss) Income	(76)	2
Other Income	1	2
(Loss) Income Before Income Taxes	(75)	4
Income Tax (Benefit) Expense	(36)	1
Net (Loss) Income from Continuing Operations (GAAP)	$(39)	$3

(1)	Impairment losses of $28 million ($16 million after-tax) in 4Q14 and $81 million ($48 million after-tax) in 2014 associated with the combined heat and power thermal generating facilities and operations in Atlantic City.

(2)	Impairment losses of $4 million ($3 million after-tax) associated with a landfill gas-fired electric generation facility.

(Millions of Dollars)	December 31,	December 31,
	2014	2013

Total Assets	$244	$335
Current Assets	146	188
Property, Plant and Equipment	30	113
Other Assets	68	34

Total Liabilities	$90	$85
Current Liabilities	64	55
Long-Term Liabilities	26	30

Equity	$154	$250

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